Exhibit 99.1

For more information, contact:
Joe A. Ewing,
Vice President, Investor Relations
712/277-7305
jewing@terraindustries.com
Terra Comments on 2009 Annual Meeting
SIOUX CITY, IOWA (November 20, 2009) — Terra Industries Inc. (NYSE: TRA) today announced that, based on preliminary estimates, it appears that CF Industries Holdings, Inc.’s (NYSE: CF) three nominees were elected to the Terra Board of Directors.
The Company issued the following statement:
While we are disappointed with the outcome of today’s vote, we appreciate the consideration and input from our shareholders.
During the weeks leading up to the Annual Meeting, Terra shareholders delivered a consistent message to Terra’s Board and management team that CF’s latest proposal substantially undervalues Terra’s robust near- and long-term prospects and that they do not support CF’s proposal on its current terms. Nevertheless, Terra shareholders noted that current trends in the fertilizer market could provide potential consolidation opportunities for many market participants. Terra’s Board, as always, will continue to maintain an open-minded approach to considering any bona fide opportunity to create meaningful value for Terra shareholders.
Terra’s product mix and geographic advantages position us to benefit significantly from an expected upsurge in demand from our agricultural and industrial customer base as the economic recovery continues. In fact, since the beginning of 2009, Terra’s share price has appreciated approximately 130%. Terra’s Board has a consistent track record of delivering shareholder value, including through the recently declared $750 million special cash dividend that will be paid to all Terra shareholders in December.
The final results of the election will be announced in the next two weeks following tabulation and certification by IVS Associates, Inc., the independent Inspector of Elections.
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,”

Terra Industries Inc. • 600 Fourth Street • P.O. Box 6000 • Sioux City, Iowa 51102-6000
www.terraindustries.com • 712/277-1340 • NYSE Ticker: TRA

NEWS from Terra Industries Inc.	November 20, 2009
“plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	risks related to potential acquisition transactions,

•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulation,

•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K and in Terra’s subsequent Quarterly Reports on Form 10-Q, in each case in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in the Notes to the consolidated financial statements.
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Note:	Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.
Additional Contacts:
Matthew Sherman/Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com/jmoser@joelefrank.com
Larry Dennedy/Laurie Connell
MacKenzie Partners, Inc.
(800) 322-2885
terraproxy@mackenziepartners.com

Terra Industries Inc. • 600 Fourth Street • P.O. Box 6000 • Sioux City, Iowa 51102-6000
www.terraindustries.com • 712/277-1340 • NYSE Ticker: TRA